SEARS, ROEBUCK AND CO.
CONSOLIDATED STATEMENT OF OPERATIONS

	For the 13 Weeks Ended	For the 14 Weeks Ended	For the 52 Weeks Ended	For the 53 Weeks Ended
(millions, except earnings per common share)	January 1, 2005	January 3, 2004	January 1, 2005	January 3, 2004

REVENUES
Merchandise sales and services	$11,105	$11,638	$35,718	$36,372
Credit and financial products revenues	124	616	381	4,752

Total revenues	11,229	12,254	36,099	41,124
COSTS AND EXPENSES
Cost of sales, buying and occupancy	8,032	8,218	25,997	26,231
Selling and administrative	2,278	2,445	8,245	9,083
Provision for uncollectible accounts	21	236	64	1,747
Depreciation and amortization	272	228	989	909
Interest, net	66	178	276	1,025
Loss on the early retirement of debt	—	791	—	791
Special charges and impairments	—	—	41	140

Total costs and expenses	10,669	12,096	35,612	39,926
Operating income	560	158	487	1,198
Other income, net	2	4,235	60	4,251

Income before income taxes, minority interest and cumulative effect of change in accounting principle	562	4,393	547	5,449
Income taxes	(172)	(1,615)	(170)	(2,007)
Minority interest	(30)	(29)	(45)	(45)

Income before cumulative effect of change in accounting principle	360	2,749	332	3,397
Cumulative effect of change in accounting principle	—	—	(839)	—

NET INCOME/(LOSS)	$360	$2,749	$(507)	$3,397

EARNINGS/(LOSS) PER COMMON SHARE
Basic
Earnings per share before cumulative effect of change in accounting principle	$1.71	$11.07	$1.55	$11.95
Cumulative effect of change in accounting principle	$—	$—	$(3.92)	$—

Earnings/(loss) per share	$1.71	$11.07	$(2.37)	$11.95

Diluted
Earnings per share before cumulative effect of change in accounting principle	$1.68	$10.84	$1.53	$11.86
Cumulative effect of change in accounting principle	$—	$—	$(3.87)	$—

Earnings/(loss) per share	$1.68	$10.84	$(2.34)	$11.86

Average common equivalent shares outstanding	214.3	253.6	216.7	286.3

SEARS, ROEBUCK AND CO.
CONSOLIDATED BALANCE SHEET

(millions)

	January 1,	January 3,
	2005	2004
Assets
Current assets
Cash and cash equivalents	$4,165	$9,057
Sears Canada credit card receivables	1,275	1,998
Less allowance for uncollectible accounts	36	42

Net credit card receivables	1,239	1,956
Other receivables	642	733
Merchandise inventories, net	5,549	5,335
Prepaid expenses, deferred charges and other current assets	493	407
Deferred income taxes	475	708

Total current assets	12,563	18,196
Property and equipment, net	6,749	6,788
Deferred income taxes	271	378
Goodwill	963	943
Tradenames and other intangible assets	1,285	710
Other assets	643	708

Total assets	$22,474	$27,723

Liabilities
Current liabilities
Short-term borrowings	$685	$1,033
Current portion of long-term debt and capitalized lease obligations	330	2,950
Merchandise payables	2,962	3,106
Income taxes payable	412	1,867
Other liabilities	3,146	2,950
Unearned revenues	1,081	1,244
Other taxes	581	609

Total current liabilities	9,197	13,759
Long-term debt and capitalized lease obligations	3,473	4,218
Pension and postretirement benefits	1,685	1,956
Minority interest and other liabilities	2,027	1,389

Total liabilities	16,382	21,322
Commitments and Contingent Liabilities
Shareholders’ Equity
Common shares	323	323
Capital in excess of par value	3,534	3,519
Retained earnings	10,934	11,636
Treasury stock — at cost	(8,612)	(7,945)
Deferred ESOP expense	(2)	(26)
Accumulated other comprehensive loss	(85)	(1,106)

Total shareholders’ equity	6,092	6,401

Total liabilities and shareholders’ equity	$22,474	$27,723

Total common shares outstanding	215.7	230.4

SEARS, ROEBUCK AND CO.
Segment Statement of Operations

(millions)

For the 13 Weeks Ended January 1, 2005 and the 14 Weeks Ended January 3, 2004

	Domestic		Sears Canada		Consolidated
	2004	2003*	2004	2003	2004	2003
Merchandise sales and services	$9,627	$10,187	$1,478	$1,451	$11,105	$11,638
Credit and financial products revenues	—	526	124	90	124	616

Total revenues	9,627	10,713	1,602	1,541	11,229	12,254
Costs and expenses
Cost of sales, buying and occupancy	7,005	7,215	1,027	1,003	8,032	8,218
Selling and administrative	1,931	2,083	347	362	2,278	2,445
Provision for uncollectible accounts	—	228	21	8	21	236
Depreciation and amortization	181	198	91	30	272	228
Interest, net	39	149	27	29	66	178
Loss on the retirement of debt	—	791	—	—	—	791

Total costs and expenses	9,156	10,664	1,513	1,432	10,669	12,096

Operating income	$471	$49	$89	$109	$560	$158

Foreign currency exchange rate (quarterly average)			0.8210	0.7568
Net income					$360	$2,749

Earnings per share					$1.68	$10.84

Average shares outstanding					214.3	253.6

* Domestic segment detail for the 14 weeks ended January 3, 2004

	Retail &	Credit &	Corporate &	Total
	Related Services	Financial Products	Other	Domestic
Merchandise sales and services	$10,085	$—	$102	$10,187
Credit and financial products revenues	—	526	—	526

Total revenues	10,085	526	102	10,713
Costs and expenses
Cost of sales, buying and occupancy	7,173	—	42	7,215
Selling and administrative	1,936	55	92	2,083
Provision for uncollectible accounts	—	228	—	228
Depreciation and amortization	188	1	9	198
Interest, net	35	96	18	149
Loss on the retirement of debt	—	791	—	791

Total costs and expenses	9,332	1,171	161	10,664

Operating income/(loss)	$753	$(645)	$(59)	$49

SEARS, ROEBUCK AND CO.
Segment Statement of Operations

(millions)

For the 52 Weeks Ended January 1, 2005 and the 53 Weeks Ended January 3, 2004

	Domestic		Sears Canada		Consolidated
	2004	2003**	2004	2003	2004	2003
Merchandise sales and services	$31,230	$32,214	$4,488	$4,158	$35,718	$36,372
Credit and financial products revenues	—	4,429	381	323	381	4,752

Total revenues	31,230	36,643	4,869	4,481	36,099	41,124
Costs and expenses
Cost of sales, buying and occupancy	22,800	23,313	3,197	2,918	25,997	26,231
Selling and administrative	7,038	7,956	1,207	1,127	8,245	9,083
Provision for uncollectible accounts	—	1,695	64	52	64	1,747
Depreciation and amortization	815	797	174	112	989	909
Interest, net	168	915	108	110	276	1,025
Loss on the retirement of debt	—	791	—	—	—	791
Special charges and impairments	41	140	—	—	41	140

Total costs and expenses	30,862	35,607	4,750	4,319	35,612	39,926

Operating income	$368	$1,036	$119	$162	$487	$1,198

Foreign currency exchange rate (annual average)			0.7701	0.7122
Income before cumulative effect of change in accounting principle					$332	$3,397

Cumulative effect of change in accounting principle					$(839)	$—

Net (loss)/income					$(507)	$3,397

(Loss)/earnings per share					$(2.34)	$11.86

Average shares outstanding					216.7	286.3

** Domestic segment detail for the 53 weeks ended January 3, 2004

	Retail &	Credit &	Corporate &	Total
	Related Services	Financial Products	Other	Domestic
Merchandise sales and services	$31,842	$—	$372	$32,214
Credit and financial products revenues	—	4,429	—	4,429

Total revenues	31,842	4,429	372	36,643
Costs and expenses
Cost of sales, buying and occupancy	23,164	—	149	23,313
Selling and administrative	6,898	645	413	7,956
Provision for uncollectible accounts	—	1,695	—	1,695
Depreciation and amortization	740	14	43	797
Interest, net	84	813	18	915
Loss on the retirement of debt	—	791	—	791
Special charges and impairments	128	—	12	140

Total costs and expenses	31,014	3,958	635	35,607

Operating income/(loss)	$828	$471	$(263)	$1,036